UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, on February 5, 2015, RadioShack Corporation (the “Company”) and its direct and indirect domestic subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Chapter 11 Cases are being jointly administered by the Bankruptcy Court under In re RADIOSHACK CORPORATION, et al. (Case No. 15-10197).

On April 1, 2015, the Company completed the previously announced sale (the “Sale”) of 1,743 Company-owned stores and inventory to General Wireless Inc. (“General Wireless”) and Sprint Solutions, Inc. (“Sprint”) pursuant to the previously disclosed Asset Purchase Agreement, dated February 5, 2015 (as amended, the “Asset Purchase Agreement”), between, inter alia, the Company, General Wireless and Sprint. The Sale was conducted under the provisions of Section 363 of the Bankruptcy Code and approved by the Bankruptcy Court on March 31, 2015 following the completion of an auction process in which General Wireless and Sprint were declared the winning bidders.

The aggregate consideration received by the Company in the Sale was approximately $160.7 million, consisting of approximately $47.6 million in cash and approximately $113.0 million in the form of a credit bid of certain secured claims held by, or subject to participations in favor of, General Wireless or its affiliates under the Credit Agreement, dated as of December 10, 2013 (as amended, the “ABL Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto (the “ABL Lenders”) and Cantor Fitzgerald Securities (as successor to General Electric Capital Corporation (“GE Capital”)), as administrative agent for the ABL Lenders, and the Amended and Restated Debtor-In-Possession Credit Agreement, dated as of March 12, 2015 (the “DIP Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto (the “DIP Lenders”) and Cantor Fitzgerald Securities, as administrative agent for the DIP Lenders.

General Wireless is an affiliate of Standard General L.P. General Retail Holdings L.P. and General Retail Funding LLC, each of which is also an affiliate of Standard General L.P., are ABL Lenders and DIP Lenders.

Prior to the Sale, Sprint and its affiliates were vendors and service providers to the Company. Sprint’s prior relationship with the Company did not affect the formula or principal followed in determining the amount of consideration paid in the Sale.

See the Company’s Current Report on Form 8-K filed on February 11, 2015 for more information about the Asset Purchase Agreement and the Chapter 11 Cases.

Item 2.05.	Costs Associated with Exit or Disposal Activities

The disclosures under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the Sale and the Chapter 11 Cases, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures for such transactions.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2015, Joseph C. Magnacca, Chief Executive Officer and a director of the Company, stepped down from all positions with the Company. Mr. Magnacca’s resignation was effective immediately.

Item 7.01.	Regulation FD Disclosure

On March 30, 2015, the Debtors filed their monthly operating report for the period of February 6, 2015 through February 28, 2015 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

Pursuant to interim orders entered by the Bankruptcy Court on February 6, 2015 and February 9, 2015, respectively, and the final order entered by the Bankruptcy Court on February 20, 2015, the Company is in the process of closing and/or liquidating all of its stores not included in the Sale. On March 23, 2015, the Company and certain of its subsidiaries entered into a Purchase Agreement (the “Mexico Purchase Agreement”) with Office Depot de México, S.A. de C.V. (“Office Depot Mexico”) for the sale (the “Mexico Sale”) of the Company’s Mexican subsidiaries and certain trademarks and domain names used by them in the operation of their businesses. The purchase price for these assets is $31.9 million in cash. The Mexico Purchase Agreement is subject to Bankruptcy Court approval and completion of the Mexico Sale is subject to customary closing conditions, including receipt of required regulatory approvals. The Company currently expects that all of its stores that have not been acquired by General Wireless in the Sale and that will not be acquired by Office Depot Mexico in the Mexico Sale will be closed by April 30, 2015.

The Company has also entered into separate asset purchase agreements under which it has agreed to sell certain intellectual property rights in Latin America and South America, certain intellectual property rights in the Middle East and Africa and a facility in West Burlington, Iowa and related assets to three other purchasers. The gross cash consideration anticipated to be received in these transactions, which are subject to Bankruptcy Court approval, is approximately $7 million. The Company expects that its remaining assets, which include the Company’s intellectual property, owned real estate and certain other assets, will be liquidated in the Chapter 11 Cases.

Holders of the Company’s common stock have no interest in General Wireless or the stores and related assets acquired by General Wireless in the Sale. As previously stated, the Company believes that there will be no value for common stockholders of the Company following the Sale and completion of the bankruptcy liquidation process. Equity holders of a company in Chapter 11 bankruptcy generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. The Company believes that the claims of its secured and unsecured creditors will not be fully satisfied following completion of the Sale, the other transactions discussed herein and the liquidation of the Company’s remaining assets.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The Company is currently unable to prepare pro forma financial information reflecting the transactions described in Item 2.01 of this Current Report on Form 8-K without unreasonable effort or expense and thus such information is not reasonably available to the Company within the meaning of Rule 12b-21 under the Exchange Act. As a debtor-in-possession under the Bankruptcy Code, the Company files monthly operating reports with the Bankruptcy Court, which reports include financial statements that are limited in scope, cover a limited time period, are prepared solely for the purpose of complying with requirements applicable in the Chapter 11 Cases and are in a format acceptable to the U.S. Trustee. The Company cautions investors and potential investors not to place undue reliance upon the information contained in the monthly operating reports, which are not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.

(d)	Exhibits

Exhibit Number	Description

99.1	Monthly Operating Report for the period February 6, 2015 through February 28, 2015

Cautionary Statement Regarding Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Cases and is in a format acceptable to the U.S. Trustee. The Company is not required to publicly update the Monthly Operating Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Monthly Operating Report is based are erroneous. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment (which may be material) and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward Looking Statements

This document contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they include words like “anticipate” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. The Company specifically disclaims any duty to update any of the information set forth in this document, including any forward-looking statements. These statements are based on management’s current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated, both in connection with the Chapter 11 Cases and the Company’s business and financial prospects. The Company’s management believes its judgments about these possible future events are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include the Company’s ability to (1) liquidate or sell assets not sold in the Sale, (2) obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, and (3) develop and consummate one or more plans of liquidation with respect to the Chapter 11 Cases; the effects of the bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; and risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to develop and consummate one or more plans of liquidation once such plans are developed. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: April 2, 2015	/s/ Robert C. Donohoo
Robert C. Donohoo
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Monthly Operating Report for the period February 6, 2015 through February 28, 2015